[LOGO] PRINTWARE



                                                            April 30, 2001






Dear Shareholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Printware, Inc. on Friday, June 15, 2001 at 3:30 p.m. local time at the corporate offices of Printware, Inc. at 1270 Eagan Industrial Road, St. Paul, Minnesota 55121.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2000 is also enclosed.

Your vote is important. Please vote your shares using the procedures described in the Proxy Statement whether or not you plan to attend the meeting.





                                   Sincerely,



                                   STANLEY GOLDBERG
                                   President and Chief Executive Officer

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS






       The Annual Meeting of Shareholders of Printware, Inc. will be held on Friday, June 15, 2001 at 3:30 p.m. local time at the offices of Printware, Inc. at 1270 Eagan Industrial Road, St. Paul, Minnesota 55121 to take action on the following matters:


         1. To elect six directors who will serve until the next annual meeting of shareholders.

         2. To consider and vote upon the ratification of the selection of independent accountants for the fiscal year ending December 31, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.


         Shareholders of record at the close of business on April 27, 2001 are entitled to receive this notice and to vote their shares at the Annual Meeting.



                                            By Order of the Board of Directors,



                                            MARK G. EISENSCHENK
                                            Secretary

                                            Dated: April 30, 2001





                YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY
                    AND TO RETURN IT IN THE ENCLOSED ENVELOPE
                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING

GENERAL INFORMATION

         The Board of Directors of Printware, Inc. ("Printware" or the "Company") is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on June 15, 2001. These proxy materials are being mailed to shareholders beginning on May 4, 2001.

         The Company's principal executive offices are located at 1270 Eagan Industrial Road, St. Paul, Minnesota 55121. Its main telephone number is 651-456-1400.

WHO CAN VOTE

         Holders of record of Printware's Common Stock at the close of business on April 27, 2001 are eligible to vote at the meeting. As of the close of business on that date, Printware had 3,302,137 shares of Common Stock outstanding.

HOW TO VOTE

         In addition to voting in person at the meeting, shareholders of record can vote by proxy by mailing their signed proxy cards. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

REVOCATION OF PROXIES

         A shareholder of record may revoke the proxy at any time before the vote is taken at the meeting by sending written notice of the revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions. A proxy that is signed and returned by a Shareholder of record with no specification marked in the instruction boxes will be voted in accordance the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies.

PROXY SOLICITATION

         Directors, officers and employees of Printware may solicit proxies on behalf of the Company by communicating with shareholders personally or by telephone, facsimile transmission or mail. All expenses in connection with the solicitation of proxies will be paid by the Company. Printware will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out of pocket expenses.

QUORUM AND VOTING REQUIREMENTS

         Printware's by-laws provide that a majority of the shares entitled to a vote, whether present in person or represented by proxy, constitutes a quorum at meetings of shareholders. Abstentions and broker "non-votes" are counted for purposes of establishing a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Each of the matters to be voted on at the Annual Meeting shall be determined by the affirmative vote of the majority of the votes cast on the matter.

                           PROPOSALS TO BE VOTED UPON

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

         The Board of Directors has set the number of directors to be elected for the upcoming year at six and recommends the election of Messrs. Bolger, Goldberg, Kohler, Lucas, Pihl and Redleaf (the "Nominees") to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each Nominee is presently a director of the Company.

         Unless instructed not to vote for the election of directors, the proxies will vote to elect the Nominees. If any of the Nominees is not a candidate for election at the meeting, which is not presently anticipated, the proxy holders may vote for such other person or persons as they so choose. The term of office of each existing director extends until the next annual meeting or until their successors are duly elected and qualified.

         The following information is given as of December 31, 2000 and has been furnished to the Company by each of the Nominees listed below.


Name and Age      Principal Occupation and Business Experience    Director Since
------------      --------------------------------------------    --------------

Charles Bolger+           Charles Bolger has served in various           2000
Age 48                    capacities at Bolger Publications, Inc., a
                          Minneapolis-based commercial printing
                          company, since 1978 and as Chief Executive
                          Officer since 1992. Bolger Publications,
                          Inc. utilizes various state-of-the-art
                          technologies in its printing operations, including computer-to-plate technology. Mr.
                          Bolger has more than 20 years experience in the printing industry. He served on the Board of Directors of Printing Industry of
                          Minnesota, a trade association, from 1980 to 1988. Mr. Bolger has also been a director of the Raptor Center at the University of Minnesota since 1998, and a director and Treasurer of the American Indian OIC
                          (Opportunities and Industrialization
                          Centers) since 1992. Mr. Bolger has an
                          M.B.A. degree from the University of
                          Michigan and a B.A. degree in economics from Colby College.


Stanley Goldberg          Stanley Goldberg has been a managing partner   2000
Age 54                    of Goldmark Advisors, LLC, a business
                          development company providing managerial and financially related services to businesses, since 1999. He was Chief Executive Officer and Chairman of the Board of Directors of Verdant Brands, Inc., a developer, manufacturer and supplier of pest control products, from 1992 to 1999. Prior to that he was Vice President and General Manager of Thomson Consumer Electronics, Worldwide
                          Audio Division, a defense and electronics company, from 1988 until 1992. Prior to 1988, he held various positions in the Consumer Products Sector of General Electric
                          Company, most recently as Manager of Product
                          Development. Mr. Goldberg has a B.S. degree from West Virginia University.

Name and Age      Principal Occupation and Business Experience    Director Since
------------      --------------------------------------------    --------------

Gary S. Kohler+*          Gary S. Kohler has been a portfolio manager    2000
Age 44                    of Pyramid Trading Limited partnership, a
                          money management company, since 1999. Mr.
                          Kohler is also a founder of ChoiceTel
                          Communications, Inc. and has served as the Chairman of the Board of Directors since its inception in 1989. He was a managing director of Second Avenue Capital
                          Management, a money management company, from December 1998 to October 1999, and was
                          President of Kohler Capital Management from
                          October 1997 through November 1998. Mr.
                          Kohler was a partner in Tarmachan Holdings, Inc. from July to October 1997, and was Vice
                          President and Portfolio Manager at Okabena
                          Company from 1984 through June 1997. Mr.
                          Kohler serves on the Boards of Directors of a number of private companies, including
                          Emerald First Financial and Health EZ, Inc.
                          Mr. Kohler has an M.B.A. degree from Cornell
                          University and a B.A. degree from the
                          University of Minnesota.


Roger C. Lucas, Ph.D.*    Roger C. Lucas has been the Vice Chairman of   2000
Age 57                    and Senior Scientific Advisor to the Board
                          of Directors of Techne Corporation, a
                          biotechnology company, since 1995. Mr. Lucas was the Chief Scientific Officer, Executive
                          Vice President and Secretary of Techne
                          Corporation from 1985 to 1995. He has also been the Chairman and Chief Executive
                          Officer of Visual circuits, a digital video company, since 1997. Mr. Lucas serves on the Boards of Directors of Techne Corporation,
                          ChemoCentryx, a partially-owned subsidiary of Techne Corporation, Visual Circuits and
                          St. Croix Medical Corporation. Mr. Lucas has a Ph.D. degree in physiology and biochemistry from the Illinois Institute of Technology.


Douglas M. Pihl+          Douglas M. Pihl has over 30 years of           2000
Age 61                    computer industry experience with extensive
                          responsibility in design, product planning and management. He has been the President and Chief Executive Officer of MathStar,
                          Inc., a digital signal processing company, since November 1999. Mr. Pihl has been
                          Chairman of the Board of Directors of Vital
                          Images, Inc., a medical imaging company, since 1997, and served as its Chief
                          Executive Officer, from February 1998 to
                          December 1999. He was President, Chief
                          Executive Officer of NetStar, Inc., a
                          manufacturer of advanced computer network products, from 1992 to 1996. Mr. Pihl was a founder of Apertus Technologies, Inc.
                          (formerly Lee Data Corporation), and held various positions with that company from 1979 to 1990, most recently as Senior Vice
                          President, Development. Mr. Pihl also serves on the Board of Directors of Astrocom
                          Corporation.

Name and Age      Principal Occupation and Business Experience    Director Since
------------      --------------------------------------------    --------------

Andrew J. Redleaf*        Andrew J. Redleaf is a founder and the Chief   2000
Age 43                    Executive Officer of Whitebox Advisors, LLC,
                          a money management company, since 1999.
                          Prior to that Mr. Redleaf was a co-founder and partner in Arbitrade Holdings LLC, a money management and securities trading firm, from 1997 to 1999. Mr. Redleaf was the Director of Portfolio Management at
                          Tarmachan Capital Management, a predecessor to Arbitrade Holdings, from 1994 until 1997.
                          For approximately ten years prior to joining
                          Tarmachan, Mr. Redleaf was self-employed as a securities trader. Mr. Redleaf has B.A.
                          and M.A. degrees in mathematics from Yale
                          University.


+        Member of Audit Committee
*        Member of Compensation Committee


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.


MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         Nine Board of Directors meetings were held during the year ended December 31, 2000. The Company's previous Board of Directors, which was in place until June 16, 2000, met twice. The current Board of Directors met seven times during 2000. All Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served, except for Messrs. Bolger and Pihl who each attended five and four meetings, respectively, of the seven meetings held by the current Board of Directors. The Board of Directors and its committees also acted on various administrative matters by written consent in lieu of meetings during 2000.

         The Board of Directors of the Company has standing audit and compensation committees which have a current membership as indicated in the foregoing section. In 2001, the Board of Directors established two new committees, an investment committee, comprised of Messrs. Goldberg, Pihl and Bolger, which is responsible for establishing investment policy and overseeing investment activities, and a business development committee, comprised of Messrs. Kohler, Lucas and Goldberg, which is responsible for reviewing and evaluating internal and external business development alternatives.

         The Audit Committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During 2000, the Audit Committee held one meeting.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation, fringe benefits and retirement benefits for all employees. In addition, the committee oversees administration of the Company's 1996 Stock Plan. During 2000, the Compensation Committee held two meetings.

COMPENSATION OF DIRECTORS

         Directors who are also employees of the Company receive no compensation for service on the Company's Board of Directors.

         Non-employee Directors receive Printware stock options under the Company's 1996 Stock Plan, as amended (the "Plan"). Under the Plan, each newly elected non-employee Director receives an automatic one-time grant of a nonqualified option to purchase 5,000 shares of Printware Common Stock as of the date of his or her initial election as a Director. These options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, are fully exercisable upon the date of grant, and expire on the fifth anniversary of such grant. Each non-employee Director is also entitled to receive an automatic grant of a nonqualified option to purchase 5,000 shares of Common Stock under the Plan at the fair market price on the date of each Annual Meeting of the Shareholders of the Company, provided that each such Director continues to serve as a Director immediately following the Annual Meeting. Under the Plan, additional stock options may be granted to non-employee Directors at the Board's discretion.

         Each incumbent Director received a grant of 5,000 Printware stock options when they were initially elected to the Company's Board of Directors effective June 16, 2000. The exercise price of such options was $2.80 per share. Mr. Goldberg was a non-employee Director when he was elected to the Board of Directors and was granted 5,000 stock options at that time. He is not eligible for any additional Director grants if he is reelected to the Board of Directors at the June 15, 2001 Annual Meeting of Shareholders since he became an employee of the Company on January 11, 2001.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of three non-employee Directors, none of whom is or has been an officer of the Company. The Company has no compensation committee interlocks--that is, no officer of the Company serves as a Director or a compensation committee member of a company that has an officer or former officer serving on the Company's Board of Directors or the Compensation Committee.


                               EXECUTIVE OFFICERS

         The Board of Directors appointed the following as executive officers of the Company upon the termination of Messrs. Baker and Petschauer in January 2001:

Name                   Age     Position
----                   ---     --------

Stanley Goldberg       54      Chief Executive Officer and President

Mark G. Eisenschenk    43      Chief Financial Officer, Treasurer and Secretary

         See the biographical information on Mr. Goldberg under "Election of Directors."

         Mark G. Eisenschenk joined the Company in January 2001 as Chief Financial Officer, Treasurer and Secretary. He was Managing Partner of Goldmark Advisors, LLC, a business development company providing managerial and financially related services to emerging and high growth potential businesses, from 1999 to 2000. Mr. Eisenschenk was Executive Vice President and Chief Financial Officer of Verdant Brands, Inc., a developer, manufacturer and supplier of pest control products, from 1993 to 1999. He was Vice President of Finance and Chief Financial Officer of ECM Publishers, Inc., a privately held printer and publisher, from 1991 to 1994. Mr. Eisenschenk was Director of Treasury, Taxation and Accounting at Sinclair and Valentine, LP, a multinational manufacturer and marketer of printing inks, from 1986 to 1991. Mr. Eisenschenk is a certified public accountant and served as a financial auditor at Arthur Andersen, LLP from 1981 to 1986.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation awarded to or earned by the Company's Chief Executive Officer and each of the Company's employees who earned in excess of $100,000 for the years ended December 31, 2000, 1999 and 1998 (the "Named Executives").





                                                                                        Long-Term
                                                                                      Compensation
                                                                             ------------------------------------
                                             Annual Compensation                           No. of       All
                                   ----------------------------------------              Securities    Other
        Name and                                            Other Annual                 Underlying    Compen-
    Principal Position     Year     Salary      Bonus       Compensation     Awards       Options     sation(2)
------------------------- -------  ----------  ---------   ----------------  --------  -------------  -----------
Daniel A. Baker             2000    $143,000    $     0              $   0     $   0              0    $ 358,573
President and Chief         1999     143,000          0                  0         0         73,000          982
Executive Officer           1998     138,930     73,904                  0         0         73,000        2,400

Thomas W. Petschauer        2000    $116,000    $     0              $   0     $   0              0    $ 145,870
Executive Vice Presi-       1999     116,018          0                  0         0         30,000          870
dent and CFO                1998     112,769     60,080                  0         0         30,000        1,784

Timothy S. Murphy(1)        2000    $109,141    $     0              $   0     $   0              0    $     800
Vice President              1999     107,630          0                  0         0         14,000          759
                            1998     123,563     13,290                  0         0         14,000        1,853


_________________________

(1) Mr. Murphy's salary included sales commission's of $34,141 in 2000, $32,630 in 1999 and $53,571 in 1998.

(2) Consists of matching contributions made under the Company's 401(k) Plan, plus accrued severance payments for Messrs. Baker. and Pettschauer. Mr. Baker's employment was terminated on January 11, 2001 at time he was paid $357,500 in severance. The employment of Mr. Petschauer terminated on January 30, 2001 at which time he was paid $145,000 in severance. (See "Change in Control Agreements" below.)


CHANGE IN CONTROL AGREEMENTS

         The Company entered into change in control agreements ("Agreements") with two officers, Daniel A. Baker and Thomas W. Petschauer, in 1996 and 1997, respectively. These Agreements, as amended on April 13, 2000, provided that, in the event of a change in control of the Company (which is defined to include an event that would be reported under Item 1 of Form 8-K under the Securities Exchange Act of 1934) followed by a termination of the executive within one year of the change in control, the Company must pay certain severance amounts and other benefits to such terminated officers. The Company also entered into a similar Agreement with Timothy S. Murphy, Vice President of Sales and Marketing, on April 13, 2000.

         On June 5, 2000, under direction of the Company's previous Board of Directors, Printware established a Rabbi trust with Firstar Bank, N.A. ("Trustee") specifically to fund severance payments relating to the Agreements. Printware immediately transferred $596,500 in cash to the Rabbi trust.

         The current Board of Directors was elected by the Company's Shareholders effective June 16, 2000, replacing all members of the previous Board. Under direction of the current Board of Directors, Mr. Baker's employment with Printware was terminated on January 11, 2001 and he was paid $357,500 in severance by the Trustee. Mr. Petschauer's employment ended on January 30, 2001 and he was paid $145,000 in severance by the Trustee. The Agreements also provided that all of their unvested stock options would vest in full upon a change in control followed by termination within one year therefrom. In addition, the Agreements provided that the terminated executive would be entitled to exercise all stock purchase plan rights and stock option plan rights within 90 days following termination. Mr. Baker held 433,338 options as of January 11, 2001, all of which expired unexercised on April 11, 2001. Mr. Petschauer held 177,489 options as of January 30, 2001, all of which expired unexercised on April 30, 2001.

         On January 11, 2001 Mr. Murphy agreed to cancel his Change in Control Agreement and to enter into an employment agreement with the Company (see "Employment and Other Agreements"). The Trustee subsequently remitted all funds that remained in the Rabbi trust back to Printware. The remittance totaled $117,000, including earned interest.

EMPLOYMENT AND OTHER AGREEMENTS

         On January 11, 2001, Timothy S. Murphy agreed to cancel his change in control agreement with the Company (see "Change in Control Agreements") and to serve as Vice President of Sales and Marketing under terms of an Employment Agreement. Mr. Murphy's Employment Agreement provides for a $10,000 signing bonus, an annual base salary of $100,000, an annual performance based bonus of up to 50% of annual base pay predicated on achieving certain sales and performance objectives, and potential severance benefits of $0, $50,000 or $100,000, depending upon the circumstances.

STOCK OPTION PLANS

         In 1996, the Shareholders of the Company approved, and in 1998 approved an amendment to, a stock option plan (the "1996 Stock Plan") which provides for the granting of options and restricted stock to certain officers, employees, directors and consultants of the Company to purchase up to 1,000,000 shares of Common Stock. The 1996 Stock Plan also provides for an automatic grant of an option for 5,000 shares of the Company's Common Stock, exercisable for a period of five years, to each non-employee director, upon the election and reelection as a member of the Board of Directors. Such options are issued with an exercise price equal to the fair market value of the Common Stock on the date the option is granted.

         The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 2000 to each of the Named
Executives:


                        OPTION GRANTS IN LAST FISCAL YEAR



                                            Individual Grants
                           ---------------------------------------------------------
                                                                                        Potential Realizable
                                                                                         Value at Assumed
                            Number of     % of Total                                    Annual Rates of Stock
                           Securities      Options                                       Price Appreciation
                           Underlying     Granted to                                       for Option Term
                             Options      Employees       Exercise or                 --------------------------
                             Granted      in Fiscal       Base Price    Expiration
Name                           (1)         Year (2)        Per Share       Date         5% (3)        10% (3)
-------------------------  ------------   --------------  ------------  ------------  ------------  ------------
Daniel A. Baker (4)             73,000          33.8 %         $2.563     2/11/2010      $117,666      $298,188

Thomas W. Petschauer (4)        30,000          13.9            2.563     2/11/2010        48,356       122,543

Timothy S. Murphy               54,000          25.0            2.563     2/11/2010        87,040       220,577


_________________________

(1) The options were incentive stock options granted at fair market value on the date of grant, February 11, 2000. All of these options vest one-third after one year, another one-third after two years, and the last one-third after three years.

(2) Excludes options granted on June 16, 2000 to each non-employee Directors in the amount of 5,000 shares exercisable at $2.80 per share.

(3) Represents the potential net realizable value of each grant of options assuming that the market price of the underlying Common Stock appreciates in value from its fair market value on the date of grant to the end of the option term at the specified annual rates. The stock price appreciation at 5% and 10% per year is shown for illustrative purposes only and does not reflect the Company's estimate of future stock price.

(4) The options granted to Messrs. Baker and Petschauer expired on April 11, 2001 and April 30, 2001, respectively, as a result of termination of their employment with the Company.


         The following table sets forth certain information concerning stock options held as of December 31, 2000 by each of the Named Executives:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUES




                                                         Securities Underlying           Value of Unexercised
                                                         Number of Unexercised               In-The-Money
                                                           Options at Fiscal               Options at Fiscal
                                                               Year End                      Year End (1)
                             Shares                  ------------------------------  ------------------------------
                            Acquired      Value
         Name             on Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------   -------------  ---------   ------------- ----------------  -------------  ---------------

Daniel A. Baker                0            $0            287,337          146,001        $0              $0

Thomas W. Petschauer           0             0            117,489           60,000         0               0

Timothy S. Murphy              0             0             20,248           68,002         0               0


_________________________

(1) Value is based on last sales price per share ($2.50) of the Company's Common Stock on December 29, 2000, less the exercise price.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth certain information as of March 31, 2001, with respect to the beneficial ownership of the Company's Common Stock by
(i) all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, (ii) all directors and nominees for election as directors, (iii) the executive officers named in the executive compensation table and (iv) all officers and directors as a group. Unless noted below, the address of each of the following shareholders is the same as the Company. Such information is based upon information furnished by each owner, including, where applicable, information furnished in a Schedule 13G or 13F filed by such owner with the Securities and Exchange Commission. Percentages are based upon the number of shares of Printware, Inc. Common Stock outstanding as of March 31, 2001 plus, where applicable, the number of shares that the indicated person and group had a right to acquire within 60 days of such date.



                                 Amount and Nature of           Shares Issuable Upon the
                                 beneficial ownership           Exercise of Options that
                                 (including shares under-       are Currently or Will           Percentage
Name and Address of              lying the options de-           Become Exercisable Within     of Outstanding
Beneficial Owner                 scribed in next column)         the Next 60 Days              Shares
-------------------------------  ----------------------------  ------------------------------  -------------------

Pyramid Trading Ltd. Partnership            343,300 (1)                           0                   10.4%
440 South LaSalle Street
Chicago, IL 60605

Allen L. Taylor                             334,374 (2)                      12,000                   10.5%
212 Ilwaco Road
River Falls, WI 54022

Donald M. Hall and Dennis Hanish            251,500 (3)                           0                    7.6%
c/o RJ Steichen & Co.
7900 Xerxes Ave. S.
Bloomington, MN 55435

Daniel A. Baker                             456,818                         433,338                   12.2%
Thomas W. Petschauer                        266,949                         177,489                    7.7%
Timothy S. Murphy                           107,485                          51,082                    3.2%
Gary S. Kohler                               12,500                           5,000                     *
Andrew J. Redleaf                           108,300                           5,000                    3.4%
Stanley Goldberg                            100,000 (4)                      65,000                    3.0%
Roger C. Lucas                                5,000                           5,000                     *
Charles Bolger                                5,000                           5,000                     *
Douglas M. Pihl                               5,000                           5,000                     *

All Directors and
executive officers
as a group (9 persons)                      836,077                         751,909                   26.4%



_________________________
*Less than one percent

(1) Based on a Form 4 filed with the SEC on July 7, 2000. Messrs. Kohler and Redleaf are also limited partners of Pyramid Trading Ltd. Partnership.

(2)      Based on a Schedule 13G/A filed February 10, 2000 with the SEC.

(3)      Based on a Schedule 13D filed February 10, 2000 with the SEC.

(4) Includes 25,000 warrants held by Goldmark Advisors, LLC, a firm in which Mr. Goldberg has investment and voting power.

                              CERTAIN TRANSACTIONS

         Effective June 16, 2000 Printware's shareholders elected the current Board of Directors, replacing all directors previously serving on the Company's Board. To assist the current Board of Directors in performing various strategic and operational assessments of the Company, on July 27, 2000 the Board of Directors engaged the services of Goldmark Advisors LLC (Goldmark), a Minneapolis, MN based business consulting firm. At that time, Stanley Goldberg, a Director of the Company and currently a Nominee, was a non-employee Director and held a financial interest in the firm. Mark G. Eisenschenk, who was appointed Chief Financial Officer of the Company on January 30, 2001, also held a financial intersest in Goldmark. Goldmark staff performed extensive reviews of Printware's day-to-day operations, its management, the industry, competition and various key financial aspects of the Company. For its services in 2000, on July 28, 2000 Printware issued Goldmark warrants to acquire 25,000 shares of Common Stock at $2.375 per share exercisable over a five year period and paid Goldmark $90,000. Goldmark's services were completed and its engagement was terminated in January 2001.

         The Company and Stanley Goldberg also entered into an Employment Agreement on January 11, 2001 under which Mr. Goldberg agreed to serve as the President and Chief Executive Officer of Printware. The agreement provides for annual base compensation of $150,000 and provides that Mr. Goldberg may be entitled to severance pay in the event his employment with the Company is terminated under certain circumstances. Such severance pay could range from $12,500 to $75,000, depending upon the circumstances. The agreement further provides that, under certain limited circumstances, if a third party acquires all or substantially all of the Company's assets or stock, Mr. Goldberg could potentially receive remuneration ranging from 1% to 2% of the transaction proceeds. On January 11, 2001 Mr. Goldberg was also granted 70,000 Printware incentive stock options, exercisable at $2.375 per share vesting at the rate of 15,000 immediately and 5,000 each month thereafter until December 11, 2001, at which time all options issued under this grant will be fully vested.

         The Company and Mark Eisenschenk entered into an Employment Agreement on January 30, 2001 under which Mr. Eisenschenk agreed to serve as the Chief Financial Officer of Printware. The agreement provides for annual base compensation payable to Mr. Eisenschenk of $125,000. The agreement also provides that Mr. Eisenschenk may be entitled to severance pay in the event his employment with the Company is terminated under certain circumstances. Such severance pay could range from $10,417 to $67,500, depending upon the circumstances. The agreement further provides that, under certain limited circumstances, if applicable, if a third party acquires all or substantially all of the Company's assets or stock, Mr. Eisenschenk could potentially receive remuneration ranging from 1% to 2% of the transaction proceeds. On January 30, 2001 Mr. Eisenschenk was also granted 70,000 Printware incentive stock options, exercisable at $2.68 per share vesting at the rate of 15,000 immediately and 5,000 each month thereafter until December 30, 2001, at which time all options issued by this grant will be fully vested.

         On March 2, 2001, the Company invested $2 million of its excess cash resources in the Whitebox Statistical Arbitrage Fund, an investment fund managed by Whitebox Advisors, LLC, of which Andrew Redleaf is Chief Executive Officer.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers, Directors and persons beneficially owning more than 10% of the Company's Common Stock, the Company believes that all Section 16(a) filing requirements applicable to such persons were complied with.

                                  PROPOSAL TWO:
            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS


RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche, LLP (Deloitte & Touche) as the Company's independent accountants for the year ending December 31, 2001 and recommends that the shareholders ratify that appointment. Deloitte & Touche has served as the Company's independent accountants since 1991. Deloitte & Touche has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Deloitte & Touche will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

Deloitte & Touche billed Printware an aggregate of $32,500 for the annual audit for fiscal 2000 and for review of Printware's financial statements included in Printware's quarterly reports on Form 10-QSB for fiscal 2000. The above amount includes out-of-pocket expenses incurred by Deloitte & Touche in connection with providing such services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Deloitte & Touche did not render any professional services to Printware in fiscal year 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES

         Deloitte & Touche also billed Printware $3,825 for reviewing matters relating to proxy costs, $3,825 for review of an income tax matter and $4,500 to review a draft of a lease contract. The $4,500 lease contract billing is currently under review by Company management


          THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL TWO.




                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee consists of three independent Directors and operates under a written charter. The written charter for the Audit Committee, which was approved and adopted by the Board of Directors, is included in this Proxy Statement as Appendix A.

         The Audit Committee oversees Printware's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We reviewed with Deloitte & Touche, the Company's independent accountants responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and any other matters that we are required to discuss under generally accepted auditing standards. We have reviewed and discussed the audited financial statements with management. In addition, we have discussed with Deloitte & Touche's their independence from management and Printware, including matters set forth in the written disclosures received from them as required by Independence Standards Board Standard No. 1 and matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with Audit Committees.

         We discussed with Deloitte & Touche the overall scope and plans of their audits. We met with Deloitte & Touche, with and without management present, to discuss results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

         Relying on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the SEC.

Respectfully submitted,



Gary S. Kohler
Charles Bolger
Douglas Pihl




                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 1270 Eagan Industrial Road, St. Paul, Minnesota 55121, not later than January 2, 2002 in order for such proposal to be included in the Company's proxy materials relating to the year ending December 31, 2001. Also, if Printware receives notice of a shareholder proposal after March 20, 2002, such proposal will be considered untimely and the persons named in the proxies solicited by the Board of Directors of Printware for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

         Management of Printware knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives authority in the event any additional matters should be presented.

         Printware's 2000 Annual Report to the Shareholders accompanies these materials. The Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 2000 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. Requests should be directed to Chief Financial Officer, Printware, Inc., 1270 Eagan Industrial Road, St. Paul, Minnesota 55121.



                                            By Order of the Board of Directors,





                                            Mark G. Eisenschenk
                                            Secretary

                                            Dated: April 30, 2001

                                                                      APPENDIX A

                                 PRINTWARE, INC.
                         CHARTER OF THE AUDIT COMMITTEE

I.   Purpose

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     1. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.
     2. Review and appraise the audit efforts of the Company's independent accountants.
     3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this charter.

II.  Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     A director will not be considered independent if, among other things, he or she:

     1. Has been employed by the Company or its affiliates in the current or past three years;
     2. Is an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;
     3. Has accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, except for board service, retirement plan benefits, or nondiscretionary compensation;
     4. Has been a partner, controlling shareholder, or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the organization's consolidated gross revenue for that year, or $200,000, whichever is more, in any of the past three years; or
     5. Has been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with financial and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

     The Committee shall meet as circumstances dictate. As part of this job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company financials consistent with IV.4. below.

IV.  Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

     1. Review and update this Charter periodically, at least annually, as conditions dictate.
     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accounts.
     3. Review the regular internal reports to management and management's comments.
     4. Review with management and the independent accountants the quarterly financial results prior to the release, and the 10-QSB prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent Accountants

     5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant's independence.
     6. Review the independent accountant's written notification concerning independence.
     7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.
     8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     Financial Reporting Processes

     9. In consultation with the independent accountants and management, review the integrity of the organization's financial reporting processes, both internal and external.
     10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.
     11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

     Process Improvement

     12. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
     13. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
     14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.
     15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     Ethical and Legal Compliance

     16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.
     17. Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that the management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public safety legal requirements.
     18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.
     19. Review with the organization's counsel, new compliance requirements concerning proxy and information requirements beginning December 15, 2000, which require the Company to:
          a. Include reports of the Audit Committee in its proxy statements stating whether the Audit Committee has:
               - Reviewed and discussed the audited financial statements with management,
               - Discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended,
               - Received written disclosure from the auditors regarding the auditors' independence required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors' independence, and
               - Recommended to the Board of Directors that based on the review and discussions above, the audited financial statements should be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the SEC;
          b. Disclose in its proxy statement whether the Board of Directors has adopted a written charter for the Audit Committee, and if so, include a copy of the charter as an appendix to the Company's proxy statement at least once every three years;
          c. Disclose in its proxy statement whether the Audit Committee members are independent as defined, and disclose certain information regarding any Director on the Audit Committee who is not independent.
     20. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.
     21. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

[LOGO] PRINTWARE       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2001

          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned hereby appoints Stanley Goldberg or Mark G. Eisenschenk, or either of them, as proxies with full powers of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held Friday, June 15, 2001, at 3:30 p.m. Central Daylight Time, at the corporate offices of Printware, Inc., at 1270 Eagan Industrial Road, St. Paul, MN 55121, and at any and all adjournments thereof.

1.       The election of directors to serve until the 2002 annual meeting:

[ ] FOR all nominees listed below (except as indicated below)

[ ] WITHHOLD authority

    Charles Bolger, Stanley Goldberg, Gary S. Kohler, Roger C. Lucas, Ph. D.,
                     Douglas M. Pihl and Andrew J. Redleaf

INSTRUCTIONS: To withhold your vote for any individual nominee, strike a line through the nominee's name.

2. The ratification of Deloitte & Touche, LLP to serve as independent auditors of the Company's December 31, 2001 financial statements.

                    [ ]  FOR                          [ ]       AGAINST

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, AND "FOR" SUCH ITEM IF THERE IS NO SPECIFICATION.

                          (CONTINUED FROM OTHER SIDE)

Please date and sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each shareholder should sign.


Dated: __________________________, 2001


[ ] Please check here if you plan to attend the Meeting.


------------------------------------------
SIGNATURE OF SHAREHOLDER


------------------------------------------
SIGNATURE OF SHAREHOLDER (if held jointly)


                PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY
                 PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.